                                                                                             Exhibit 21

                                                  SUBSIDIARIES

As of December 31, 2003, the subsidiaries of The Phoenix Companies, Inc. were as follows:

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 Name                                      Business Name                        State of Incorporation
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 Phoenix Life Insurance Company            Phoenix Life Insurance Company       New York
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 PM Holdings, Inc.                         (1)                                  Connecticut
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 PHL Variable Insurance Company            PHL Variable Insurance Company       Connecticut
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 Phoenix Investment Management Company     (1)                                  Connecticut
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 Phoenix Investment Partners, Ltd.         Phoenix Investment Partners, Ltd.    Delaware
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(1) Holding company which does not conduct business.